Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kirk B. Davis, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of Symphonix Devices, Inc. on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K for the period ended December 31, 2002 fairly presents in all material respects the financial condition and results of operations of Symphonix Devices, Inc.

By:	/s/ KIRK B. DAVIS
Name: Kirk B. Davis Title: President and Chief Executive Officer Date: April 24, 2003

I, Terence J. Griffin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the annual report of Symphonix Devices, Inc. on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such annual report on Form 10-K for the period ended December 31, 2002 fairly presents in all material respects the financial condition and results of operations of Symphonix Devices, Inc.

By:	/s/ TERENCE J. GRIFFIN
Name: Terence J. Griffin Title: Vice President Finance and Chief Financial Officer Date: April 24, 2003